--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 FORM 8-K / A-2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 MARCH 19, 1998

                           QUEEN SAND RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         STATE OF DELAWARE                      0-21179                             75-2615565
     (STATE OF INCORPORATION)            (COMMISSION FILE NO.)           (IRS EMPLOYER IDENTIFICATION NO.)


                                 3500 OAK LAWN
                               SUITE 380, LB #31
                           DALLAS, TEXAS  75219-4398
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 521-9959


                                   NO CHANGE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)




--------------------------------------------------------------------------------

         This Current Report amends and restates in its entirety the Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A-1 dated April 27, 1998, as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 20, 1998, Queen Sand Resources, Inc. (the "Company") consummated the acquisition of certain non-operated royalty and net profits overriding royalty interests (the "Morgan Properties") from two commingled pension trust funds for which Morgan Guaranty Trust Company of New York serves as trustee (the "Morgan Property Acquisition"). The gross purchase price was $150 million in cash subject to standard closing adjustments for net production revenues since October 1, 1997 and capital expenditures incurred since that date (the net purchase price, after adjustments, was approximately $133.3 million). The effective date of the transaction is October 1, 1997. Bank of Montreal, Enron Capital & Trade Resources Corp. ("Enron") and an affiliate of Enron provided $152 million in incremental financing to fund this acquisition. The Company funded the Morgan Property Acquisition with a combination of three debt facilities arranged through the Bank of Montreal. First, the Company amended and restated its existing senior secured revolving credit facility (the "Credit Agreement"). The Credit Agreement now provides for a maximum borrowing amount of $96 million, subject to borrowing base limitations. This facility is now a 364 day revolver and converts to a four year amortizing term facility thereafter. An aggregate of $87 million was drawn (including $15 million previously drawn to fund a down payment) under the Credit Agreement to finance the Morgan Property Acquisition resulting in an aggregate of $92 million now outstanding under the Credit Agreement. The Company also arranged a $30 million senior secured single draw bullet term loan (the "Debt Bridge Facility") and a $30 million secured single draw bullet term loan (the "Equity Bridge Facility"), both of which were fully drawn to fund the Morgan Property Acquisition. Both facilities are due six months after closing although if not then repaid, the Debt Bridge Facility can be converted to a five year term bullet loan and the Equity Bridge Facility can be converted to a six year term facility. The Company is currently engaged in arranging both debt and equity financing to permanently replace the bridge facilities and to repay a substantial portion of the indebtedness outstanding under the Credit Agreement.

     In connection with arrangement of the Equity Bridge Facility, the Company granted contingent warrants to the lenders. The warrants provide that if any portion of the Equity Bridge Facility is outstanding on (i) July 20, 1998, the lenders would have a vested right to purchase at $.0015 per share Common Stock in an amount equal to an aggregate of 2% of the then-outstanding shares of Common Stock on a fully diluted basis ("fully diluted basis" meaning all then-outstanding shares of Common Stock plus shares of Common Stock issuable upon exercise of outstanding options or rights, whether or not vested) multiplied by a fraction the numerator of which is the Equity Bridge Facility principal amount then-outstanding and the denominator of which is $30 million, (ii) August 20, 1998, the lenders would have a vested right to purchase an additional 2% of the fully diluted outstanding Common Stock on the same terms as described in clause (i) above and (iii) October 21, 1998, the lenders would have a fully vested right to purchase an additional 10% of the fully diluted Common Stock on the same terms as described in clause (i) above. The warrants expire on April 20, 2001.

         The acquisition encompasses interests in over 600 wells in approximately 40 different fields located primarily in East Texas, South Texas and the Mid-Continent area. The Company's independent engineers, Ryder Scott Company, estimate that as of December 31, 1997, total proved reserves aggregated approximately 124.1 billion cubic feet of natural gas and 3.6 million Bbls of oil. The reserves are estimated to be approximately 35% natural gas, having an estimated reserve-to-production ration of over 10 years, and 76% are classified by Ryder Scott Company as proved developed producing. The non-operated royalty and net profits overriding royalty interests in the various properties range from 2% to 80%.

         The Company has implemented a comprehensive hedging strategy for its natural gas production from the Morgan Properties over the next five years. The Company has placed 25% of its expected proved developed producing natural gas reserves ("PDP") into a swap with Enron at $2.40 per thousand cubic feet ("Mcf"). Ten percent of the Company's expected PDP has hedged 40% of its expected PDP with a series of non-participating collars with ceilings that escalate from $2.70 per Mcf to $2.90 per Mcf over time. The Company has not yet hedged its oil production from the Morgan Properties due to current unattractive prices but anticipated it will enter into such hedging arrangements in the future if and when the prices are more attractive.

         The information in this Current Report on Form 8-K/A-2 includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. These statements, and the Company's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and natural gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the Company to implement its business strategy. These and other risks are described in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997, which report is available from the Company and the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired. Set forth below.
     (b)  Pro Forma financial information. Set forth below.


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the historical financial position and results of operations of the Company, adjusted to give effect to the Morgan Property Acquisition (including the incurrence of indebtedness of approximately $92 million under the Credit Agreement and $30 million each from the Debt and Equity Bridge
Facilities (collectively, the "Borrowings") and the application of the net proceeds therefrom). The Unaudited Pro Forma Condensed Consolidated
Financial Statements are based on the historical financial statements of the Company and the statements of net profits interests and royalty interests revenues of the Morgan Properties.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 assumes the acquisition of the Morgan Properties and the Borrowings had been completed on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended March 31, 1998 and the year ended June 30, 1997 have been prepared assuming the acquisitions of the Morgan Properties and the Borrowings had been completed on July 1, 1996.

     The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These Unaudited Pro Forma Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the Company's historical financial statements, and the notes thereto, and the statements of net profits interests and royalty interests revenues of the Morgan Properties.

                          QUEEN SAND RESOURCES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                   PRO FORMA
                                                  ADJUSTMENTS     AS ADJUSTED
                                                    FOR THE         FOR THE
                                                    MORGAN          MORGAN
                                      COMPANY      PROPERTY        PROPERTY
                                     HISTORICAL   ACQUISITION     ACQUISITION
                                     ----------   -----------     -----------
Current assets.....................   $ 2,553      $ 127,500 (1)   $  11,803
                                                    (118,250)(1)

Deposit on oil and natural gas
  properties.......................    15,000        (15,000)(1)         --
Net property and equipment.........    30,466        133,250 (1)    142,716
                                                     (21,000)(2)
Other assets and deferred
  charges..........................       304          3,500 (1)      3,804
                                      -------      ---------       --------
          Total assets.............   $48,323      $ 110,000       $158,323
                                      =======      =========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities................   $ 2,491      $      --       $  2,491
Long-term obligations:
  Credit Agreement.................    20,000         72,000 (1)     92,000
  Bridge Facilities................        --         60,000 (1)     60,000
  Other, including current portion
     of $120.......................     3,429         (1,000)(1)      2,429
                                      -------      ---------       --------
          Total liabilities........    25,920        131,000        156,920
Stockholders' equity:
  Preferred stock, $.01 par
     value.........................        96                            96
  Common stock, $.0015 par value...        50                            50
  Additional paid-in capital.......    32,580                        32,580
  Accumulated deficit..............    (5,323)       (21,000)(2)    (26,323)
  Treasury stock...................    (5,000)                       (5,000)
                                      -------      ---------       --------
          Total stockholders'
            equity.................    22,403        (21,000)         1,403
          Total liabilities and
            stockholders' equity...   $48,323      $ 110,000       $158,323
                                      =======      =========       ========

    See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                          QUEEN SAND RESOURCES, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               PRO FORMA
                                                              ADJUSTMENTS    AS ADJUSTED
                                                                FOR THE        FOR THE
                                                                MORGAN         MORGAN
                                  COMPANY         MORGAN       PROPERTY       PROPERTY
                                HISTORICAL      HISTORICAL    ACQUISITION    ACQUISITION
                                -----------     -----------   -----------    -----------
Revenues:
  Oil and natural gas sales...    $ 4,381         $    --       $     --       $ 4,381
  Net profits interests and
    royalty interests.........         --          31,953             --        31,953
  Interest and other..........        300              --             --           300
                                  -------         -------       --------       -------
        Total revenues........      4,681          31,953             --        36,634
Expenses:
  Production expenses.........      2,507              --             --         2,507
  Depreciation, depletion &
    amortization..............        982              --         11,948 (3)    12,930
  General and
    administrative............      1,452              --            700 (4)     2,152
  Interest and financing
    costs.....................        878              --         13,835 (5)    15,193
                                                                     480 (6)
                                  -------         -------       --------       -------
        Total expenses........      5,819              --         26,963        32,782
Net income (loss) before
  extraordinary item and
  income taxes................     (1,138)         31,953        (26,963)        3,852
Income taxes..................         --              --          1,348 (7)     1,348
                                  -------         -------       --------       -------
Net income (loss) before
  extraordinary item..........    $(1,138)        $31,953       $(28,311)      $ 2,504
                                  =======         =======       ========       =======
Net income (loss) before
  extraordinary item per
  common share:
  Basic.......................    $ (0.04)                                     $   .09
                                  =======                                      =======
  Diluted.....................        N/A                                      $   .09
                                                                               =======
Shares used in computing net
  income (loss) per common
  share:
  Basic.......................     26,964                                       26,964
                                  =======                                      =======
  Diluted.....................        N/A                                       28,541
                                                                               =======

    See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                          QUEEN SAND RESOURCES, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   PRO FORMA
                                                                  ADJUSTMENTS    AS ADJUSTED
                                                                    FOR THE        FOR THE
                                                                    MORGAN         MORGAN
                                     COMPANY          MORGAN       PROPERTY       PROPERTY
                                    HISTORICAL      HISTORICAL    ACQUISITION    ACQUISITION
                                    ----------      ----------   ------------   ------------

Revenues:
  Oil and natural gas sales.......   $ 4,849         $     --      $     --       $ 4,849
  Net profits interests and
    royalty interests.............        --           23,460            --        23,460
  Interest and other..............        80               --            --            80
                                     -------         --------      --------       -------
        Total revenues............     4,929           23,460            --        28,389
Expenses:
  Productions expenses............     3,183               --            --         3,183
  Depreciation, depletion and
    amortization..................     1,340               --         9,923 (3)    11,263
  General and administrative......     1,646               --           525 (4)     2,171
  Interest and financing costs....       898               --        10,376 (5)    11,634
                                                                        360 (6)
                                     -------         --------      --------       -------
        Total expenses............     7,067               --        21,184        28,251
                                     -------         --------      --------       -------
Net income (loss) before income
  taxes...........................    (2,138)          23,460       (21,184)          138
Income taxes......................        --               --            48 (7)        48
                                     -------         --------      --------       -------
Net income (loss).................   $(2,138)        $ 23,460      $(21,232)      $    90
                                     =======         ========      ========       =======
Net income (loss) per common
  share:
  Basic...........................   $ (0.07)                                     $   .00
                                     =======                                      =======
  Diluted.........................    N/A                                         $   .00
                                     =======                                      =======
Shares used in computing net
  income (loss) per common share:
  Basic...........................    27,205                                       27,205
                                     =======                                      =======
  Diluted.........................    N/A                                          39,297
                                     =======                                      =======


    See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                          QUEEN SAND RESOURCES, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE A -- GENERAL

     On April 20, 1998, the Company acquired the Morgan Properties for gross cash consideration of approximately $150.0 million (approximately $133.3 million after adjustments for net profits interests and royalty interest revenues and capital expenditures since October 1, 1997, the effective date of the purchase). The acquisition was financed with borrowings under the Company's existing senior secured revolving credit facility (the "Credit Agreement") of approximately $92.0 million and two $30.0 million Bridge Facilities (the "Bridge Facilities") arranged by Bank of Montreal (collectively, the "Borrowings").

NOTE B -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared as if the acquisition of the Morgan Properties and the Borrowings were consummated on March 31, 1998 and reflects the following adjustments:

 (1) To record the acquisition of the Morgan Properties for net consideration of approximately $133.3 million after adjustments for net profits interests and royalty interests revenues and capital expenditures since October 1, 1997, the effective date of the purchase, and the related Borrowings of $152.0 million, including costs of issuance of approximately $3.5 million. A portion of the Borrowings were also used for repayments of other indebtedness.

 (2) To adjust the carrying value of proved oil and natural gas properties pursuant to the full cost method of accounting. Under the full cost method of accounting, the carrying value of oil and natural gas properties (net of related deferred taxes) is generally not permitted to exceed the sum of the present value (10% discount rate) of estimated future net cash flows from proved reserves, based on current prices and costs, plus the lower of cost or estimated fair value of unproved properties (the "full cost ceiling"). Based upon the pro forma combined supplemental oil and gas reserve and standardized measure information (See Note E -- Unaudited Pro Forma Combined Supplemental Oil and Natural Gas Reserve and Standardized Measure Information) and the net purchase price of the Morgan Properties of $133.3 million, the amount of the full cost pool would be in excess of the full cost ceiling by approximately $21.0 million, which would require a writedown that would be included in the results of operations in the period in which the acquisition is completed. The amount of the writedown, if any, which will be recorded will be largely dependent upon the prevailing market prices of oil and natural gas at June 30, 1998.

                          QUEEN SAND RESOURCES, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE C -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared as if the acquisition of the Collins and Ware, NASGAS and Morgan Properties and the Borrowings and reflect the following adjustments:

 (3) To record incremental depletion expense for the Morgan Properties.

 (4) To record estimated incremental general and administrative expenses relating to administration of the Morgan Properties. The pro forma adjustment for the nine months ended March 31, 1998 represents 75% of the estimated annual incremental expenses of $700,000.

 (5) To record interest expense relating to the borrowings by the Company of $152.0 million under the Borrowings.

     Interest on borrowings under the Credit Agreement and the Debt and Equity Bridge Facilities is based on estimated interest rates of 8.125%, 9.6% and 11.6%, respectively. Interest expense on these borrowings will fluctuate based on changes in LIBOR. The effect of a 1/8th of a percentage point change in the LIBOR rate would change interest expense by approximately $190,000 per year.

 (6) To record amortization, calculated on a straight line basis, of the issuance costs of the Borrowings.

 (7) To record a provision for income taxes for the changes in financial taxable income as a result of the Morgan acquisition and the effects of entries
     (3), (4), (5), and (6). This does not consider the effects of existing net operating loss carryforwards or tax credits available to the Company.

NOTE D -- UNAUDITED PRO FORMA NET INCOME (LOSS) PER COMMON SHARE

     The unaudited pro forma basic net income (loss) per common share is computed by dividing pro forma net income by the weighted average number of common shares of the Company outstanding during the period.

                          QUEEN SAND RESOURCES, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

Unaudited pro forma diluted net income (loss) per common share is computed by dividing pro forma net income (loss) by the number of shares used in the basic calculation, as adjusted for the dilutive effect of stock options and warrants of the Company outstanding during the period.

NOTE E -- UNAUDITED PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE
          AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

     The following table presents the Company's pro forma estimate of proved oil and natural gas reserves at March 31, 1998. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. The data have been derived from estimates prepared by independent petroleum reservoir engineers.

                                                          OIL      NATURAL GAS
                                                         (BBLS)       (MCF)
                                                         ------    -----------
                                                            (IN THOUSANDS)
Proved reserves........................................  10,481      177,979
Proved developed reserves..............................   5,342      120,749

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The pro forma Standardized Measure does not purport to be, nor should it be interpreted to present, the pro forma fair value of the oil and natural gas reserves of the Company. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying period-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, projected future development costs and projected future income taxes to determine net cash inflows. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The pro forma Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of the Morgan Properties at March 31, 1998 follows:

                                                              (THOUSANDS)
                                                              -----------
Future cash inflows.........................................   $ 576,301
Future costs and expenses:
  Production expenses.......................................    (202,087)
  Development expenses......................................     (39,531)
  Income taxes..............................................     (59,101)
                                                               ---------
Future net cash flows.......................................     275,582
10% annual discount.........................................    (132,866)
                                                               ---------
Standardized Measure........................................   $ 142,716
                                                               =========

                          QUEEN SAND RESOURCES, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Queen Sand Resources, Inc.

     We have audited the accompanying statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments (the "Morgan Properties") by Queen Sand Resources, Inc. (the "Company") for the years ended June 30, 1997, 1996 and 1995. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the accompanying statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments.

     In our opinion, the statements referred to above present fairly, in all material respects, the net profits interests and royalty interest revenues of the Morgan Properties for the years ended June 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas
April 17, 1998

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

       STATEMENTS OF NET PROFITS INTERESTS AND ROYALTY INTERESTS REVENUES
                                 ($ THOUSANDS)

                                                                         YEAR ENDED JUNE 30,
                                                 NINE MONTHS ENDED   ---------------------------
                                                   MARCH 31,1998      1997      1996      1995
                                                 -----------------   -------   -------   -------
                                                    (UNAUDITED)
Net profits interests and royalty interests
  revenues.....................................       $23,460        $31,953   $21,759   $18,657
                                                      =======        =======   =======   =======

                             See accompanying notes

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                         AND ROYALTY INTERESTS REVENUES

NOTE A -- BASIS OF PRESENTATION

     In April, 1998, the Queen Sand Resources, Inc. (the "Company") completed the acquisition of certain oil and natural gas producing properties, primarily located in East and South Texas and the Mid-Continent region of the United States, from pension funds managed by J.P. Morgan Investments (the "Morgan Properties"). The Company's interest in the Morgan Properties primarily takes the form of non-operated net profits overriding royalty interests, whereby the Company is entitled to a percentage of the net profits from the operations of the properties.

     The net profits interests and royalty interests revenues presented herein relate only to the interests in the certain oil and gas producing properties acquired and do not represent all of the costs of oil and gas operations of the acquired interests. In determining the net profits interest and royalty interests revenues, revenues are recognized on the sales method and production expenses are recognized on the accrual method. Presentation of complete historical financial statements is not practicable because these properties were not accounted for as a separate entity during the past three years. The net profits interests and royalty interests revenues for the periods presented may not be indicative of the results of future operations of the acquired interests.

     Presented below are the oil and natural gas sales and associated production expenses from which the overriding royalties and net profits interests revenues presented in the accompanying statements are derived:

                                                                 YEAR ENDED JUNE 30,
                                        NINE MONTHS ENDED    ---------------------------
                                         MARCH 31, 1998       1997      1996      1995
                                        -----------------    -------   -------   -------
                                           (UNAUDITED)   ($ THOUSANDS)
Oil and natural gas sales.............       $30,747         $43,243   $35,283   $28,569
Production expenses...................         7,287          11,290    13,524     9,912
                                             -------         -------   -------   -------
Net profits interests and royalty
  interests revenues..................       $23,460         $31,953   $21,759   $18,657
                                             =======         =======   =======   =======

NOTE B -- SUPPLEMENTARY OIL AND NATURAL GAS DATA (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

     During the years ended June 30, 1997, 1996 and 1995, development costs of $8.2 million, $14.9 million and $19.2 million, respectively, were incurred. No exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

     The following table presents the Company's estimate of the proved oil and natural gas reserves of the Morgan Properties, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                 AND ROYALTY INTERESTS REVENUES -- (CONTINUED)

information becomes available. The estimates have been prepared by independent petroleum reservoir engineers.

                                                               OIL       NATURAL
                                                              (BBLS)    GAS (MCF)
                                                              ------    ---------
                                                                (IN THOUSANDS)
Proved reserves:
  Balance at July 1, 1994...................................   3,680     157,934
  Acquisitions of reserves..................................   1,362          --
  Development and revisions of previous estimates...........     157      (1,620)
  Production................................................    (473)    (12,808)
                                                              ------     -------
  Balance at June 30, 1995..................................   4,726     143,506
  Sales of reserves in place................................     (46)         --
  Development and revisions of previous estimates...........  (1,069)     12,662
  Production................................................    (490)    (13,714)
                                                              ------     -------
  Balance at June 30, 1996..................................   3,121     142,454
  Sales of reserves in place................................     (16)     (2,694)
  Development and revisions of previous estimates...........     960      (2,445)
  Production................................................    (475)    (13,188)
                                                              ------     -------
  Balance at June 30, 1997..................................   3,590     124,127
                                                              ======     =======
Proved developed reserves:
  Balance at June 30, 1995..................................   4,227     121,934
                                                              ======     =======
  Balance at June 30, 1996..................................   2,960     118,950
                                                              ======     =======
  Balance at June 30, 1997..................................   3,220     115,915
                                                              ======     =======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves of the Morgan Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Morgan Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Morgan Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                 AND ROYALTY INTERESTS REVENUES -- (CONTINUED)

     The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves of the Morgan Properties at June 30, 1997, 1996 and 1995 follows:

                                                      1997        1996        1995
                                                    ---------   ---------   ---------
                                                              ($ THOUSANDS)
Future cash inflows...............................  $ 358,833   $ 380,027   $ 324,223
Future costs and expenses:
  Production expenses.............................   (123,525)   (121,690)   (115,797)
  Development expenses............................     (9,012)     (9,572)     (9,209)
                                                    ---------   ---------   ---------
Future net cash flows.............................    226,296     248,765     199,217
10% annual discount...............................    (99,400)   (119,838)   (103,611)
                                                    ---------   ---------   ---------
Standardized measure..............................  $ 126,896   $ 128,927   $  95,606
                                                    =========   =========   =========

     The weighted average prices of oil and natural gas at June 30, 1997, 1996 and 1995 used in the calculation of the Standardized Measure were $19.26, $18.48 and $18.59 per barrel and $2.32, $2.26 and $1.65 per Mcf, respectively.

     Changes in the Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended June 30, 1997, 1996 and 1995 are as follows:

                                                         1997       1996       1995
                                                       --------   --------   --------
                                                               ($ THOUSANDS)
Balance beginning of year............................  $128,927   $ 95,606   $123,935
  Sales of minerals in place.........................    (2,510)      (133)        --
  Net change in prices and costs.....................    (4,567)    73,425    (63,781)
  Accretion of discount..............................     9,697      7,385     10,528
  Sales of oil and gas produced, net of production
     expenses........................................   (31,953)   (21,759)   (18,657)
  Development and revisions of previous estimates....    27,302    (25,597)    43,581
                                                       --------   --------   --------
Balance end of year..................................  $126,896   $128,927   $ 95,606
                                                       ========   ========   ========

     Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of gas and oil may differ materially from the amounts estimated.

(c). Exhibits

         10.1 Purchase and Sale Agreement among Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum), Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum
II), Investment Royalty Corporation, Milam Royalty Corporation and Queen Sand Resources, Inc., a Nevada corporation, previously filed.

         23.1    Consent of Ernst & Young, LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUEEN SAND RESOURCES, INC.


Date:   June 4, 1998                    By:   /s/ Robert P. Lindsay
                                           ------------------------------------
                                           Name:  Robert P. Lindsay
                                           Title: Executive Vice President and
                                                  Chief Operating Officer

                               Index to Exhibits

Exhibit
Number        Description
-------       -----------
 10.1         Purchase and Sale Agreement among Morgan Guaranty Trust
              Company of New York, as Trustee under Declaration of Trust dated
              November 10, 1982, as amended, for the Commingled Pension Trust
              Fund (Petroleum), Morgan Guaranty Trust Company of New York, as
              Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum II),
              Investment Royalty Corporation, Milam Royalty Corporation and
              Queen Sand Resources, Inc., a Nevada corporation, previously filed.

 23.1         Consent of Ernst & Young, LLP.